VICTORINOX
Schmiedgasse 57
CH-6438 Ibach-Schwyz, Switzerland
Tel.  (...41) (0) 41 818 12 70
Fax. (...41) (0) 41 818 15 70
                                                    Swiss Army Brands Inc.
                                                    Attn: Mr. J. Merrick Taggart
                                                    P.O. Box 874
                                                    One Research Drive
                                                    Shelton, CT 06484-6226
                                                    USA




U/Ref.    CJ/ml                         6438 Ibach, 27 September 1996



Dear Rick:

     We hereby mutually agree to reduce the minimum purchase requirement for 1997 for SAOK to 65% of the highest year's purchase amount.

     If this meets with your approval, please sign where indicated.

Kind regards,

VICTORINOX                                               Accepted and agreed:


/s/ Charles Elsener, Sr.                                /s/ J. Merrick Taggart
Charles Elsener, Sr.                                     J. Merrick Taggart


 NOTE: This does not include direct Cyrk orders nor does it include multi-tool orders.